As filed with the Securities and Exchange Commission on February 11, 1998

                                            Registration No. 333-
=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                     __________________________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            NEW PLAN REALTY TRUST

             (Exact name of issuer as specified in its charter)

               Massachusetts                            13-1995781
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)

        1120 Avenue of the Americas
            New York, New York                             10036
 (Address of principal executive offices)               (Zip Code)

                New Plan Realty Trust 1997 Stock Option Plan
                          (Full title of the plan)

                               William Newman
                           Chief Executive Officer
                            New Plan Realty Trust
                         1120 Avenue of the Americas
                          New York, New York  10036
                               (212) 869-3000

          (Name, address and telephone number of agent for service)

              Approximate date of proposed sale to the public:
 From time to time after the effective date of this Registration Statement.

                       CALCULATION OF REGISTRATION FEE

 Title of
Each Class                   Proposed Maximum  Proposed Maximum     Amount of
of Securities  Amount to be   Offering Price  Aggregate Offering
Registration
to be RegisteredRegistered     Per Share(1)        Price(1)            Fee

Common Shares
of Beneficial
Interest without
par value      2,500,000(2)     $25.65625        $64,140,625      $19,437

(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and (h), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices for such security on February 5, 1998, as reported on the New York Stock Exchange.

(2) The shares covered by this Registration Statement represent the underlying shares for the stock options to be granted by registrant under its 1997 Stock Option Plan.

                                   PART I
                                   ------

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.      Plan Information; Registrant Information and Employee
Plan Annual Information.

         The documents containing the information specified in the instructions to Part I of the Form S-8 will be sent or given to participants in the 1997 Stock Option Plan as specified by Rule 428(b)(1). In addition, the statement required to be made pursuant to Item 2 of Part I to the Form S-8 shall be contained in the Section 10(a) prospectus.


                                   PART II
                                   -------

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

         The following documents filed by New Plan Realty Trust, a Massachusetts business trust (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

              1. Annual Report on Form 10-K for the fiscal year ended July 31, 1997, filed with the Commission on October 10, 1997.

              2. Quarterly Report on Form 10-Q for the quarter ended October 31, 1997, filed with the Commission on December 9, 1997.

              3. Current Report on Form 8-K filed with the Commission on July 31, 1997.

              4. Current Report on Form 8-K/A filed with the Commission on September 19, 1997.

              5. Current Report on Form 8-K filed with the Commission on January 23, 1998.

              6. The description of the Company's Shares of Beneficial Interest contained in Item 1 of the Company's registration statement on Form 8-A, as amended, and the documents incorporated therein by reference, filed with the Commission on May 19, 1986.

              All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              Not applicable.

Item 6.       Indemnification of Directors and Officers.

         The Amended and Restated Declaration of Trust of the Company, dated as of January 15, 1996 (the "Declaration of Trust"), provides in substance that no Trustee or officer is liable to the Company, to a shareholder or to third persons except for his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Company. The Declaration of Trust further provides in substance that, with the exceptions stated above, a Trustee or officer is entitled to be indemnified against all liability incurred in connection with the affairs of the Company. The Declaration of Trust also provides that no Trustee will be personally liable to the Trust or its shareholders for monetary damages for breach of fiduciary duty as a Trustee notwithstanding any provision of law imposing such liability, except for liability (i) for any breach of the Trustee's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for obtaining an improper benefit, or (iv) for paying a dividend or making a distribution to shareholders or a loan to officers or Trustees which is illegal under the Massachusetts Business Corporation Law. In addition, the Declaration of Trust authorizes the Trustees to purchase and pay for liability insurance to indemnify the Trustees and officers against certain claims and liabilities.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to Trustees, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Company, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.

4.1 Amended and Restated Declaration Trust of New Plan Realty Trust filed as Exhibit 99.3 to the Company's Form 8-K dated May 24, 1996.

4.2 Specimen Certificate for Shares of Beneficial Interest filed as Exhibit 4.1 to the Company's Form 10-K for the fiscal year ended July 31, 1997.

4.3           New Plan Realty Trust 1997 Stock Option Plan.

5.1 Opinion of Goodwin, Procter & Hoar LLP, Massachusetts counsel to the Company, as to the legality of the Shares of Beneficial Interest being registered.

23.1          Consent of Coopers & Lybrand L.L.P.

23.2          Consent of Eichler, Bergsman & Co., LLP.

23.3          Consent of Goodwin, Procter & Hoar LLP (included as part of
              Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this Registration Statement).

Item 9.       Undertakings.

         1.   The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of January, 1998.

                                NEW PLAN REALTY TRUST

                                By:/s/ William Newman

                                   ------------------------------------------
-
                                   William Newman
                                   Chairman and Chief Executive Officer

                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint William Newman and Arnold Laubich, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



   Name                          Title                       Date
   ----                          -----                       ----

/s/ William Newman        Chairman, Chief Executive          January 30, 1998
                          Officer

-----------------------   (Principal Executive Officer)
(William Newman)          and Trustee

/s/ Arnold Laubich        President, Chief Operating         January 30, 1998
-----------------------   Officer and Trustee
(Arnold Laubich)

/s/ Michael Brown         Chief Financial and Accounting     January 30, 1998
-----------------------   Officer (Principal Financial and
(Michael Brown)           Accounting Officer), Controller

/s/ James M. Steuterman   Executive Vice President and       January 30, 1998
-----------------------   Trustee
(James M. Steuterman)

/s/ Dean Bernstein        Vice President-Administration      January 30, 1998
-----------------------   and Finance and Trustee
(Dean Bernstein)

/s/ Melvin D. Newman      Trustee                            January 30, 1998
------------------------
(Melvin D. Newman)

                                EXHIBIT INDEX


No.       Document                                                      Page

4.1 Amended and Restated Declaration Trust of New Plan Realty Trust filed as Exhibit 99.3 to the Company's Form 8-K dated May 24, 1996.

4.2 Specimen Certificate for Shares of Beneficial Interest filed as Exhibit 4.1 to the Company's Form 10-K for the fiscal year ended July 31, 1997.

4.3       New Plan Realty Trust 1997 Stock Option Plan.

5.1 Opinion of Goodwin, Procter & Hoar LLP, Massachusetts counsel to the Company, as to the legality of the Shares of Beneficial Interest being registered.

23.1      Consent of Coopers & Lybrand L.L.P.

23.2      Consent of Eichler, Bergsman & Co., LLP.

23.3 Consent of Goodwin, Procter & Hoar LLP (included as part of Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this Registration Statement).